                                                                   EXHIBIT 4.13

                     FORM OF FLOATING RATE MEDIUM TERM NOTE

                          COUNTRYWIDE HOME LOANS, INC.

                                  (CUSIP NO. )

REGISTERED                                                     PRINCIPAL AMOUNT
NO. FL-                                                        $

                           MEDIUM-TERM NOTE, SERIES K

                                 (FLOATING RATE)

                             DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE
                 PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, AND
               INTEREST ON THIS NOTE IS UNCONDITIONALLY GUARANTEED
                     BY COUNTRYWIDE CREDIT INDUSTRIES, INC.

IF THE HOLDER OF THIS NOTE IS THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY, THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGEND APPLIES:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ISSUE PRICE:

ORIGINAL ISSUE DATE:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:

MINIMUM DENOMINATION:

EXCHANGE RATE AGENT:

BASE RATE(S):

IF CMT RATE:
  [ ]   CMT TELERATE PAGE 7051
  [ ]   CMT TELERATE PAGE 7052:
        [ ]    WEEKLY AVERAGE
        [ ]    MONTHLY AVERAGE

IF LIBOR:
  [ ]   LIBOR TELERATE
  [ ]   LIBOR REUTERS
LIBOR CURRENCY:

LIBOR PAGE:

INDEX MATURITY:

INTEREST FACTOR CONVENTION:

SPREAD (plus or minus):

SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

OPTION TO RECEIVE PAYMENT IN U.S. DOLLARS:
        [ ]    NO
        [ ]    YES

REDEMPTION:
        [ ]    NO
        [ ]    YES

            INITIAL REDEMPTION DATE:

            INITIAL REDEMPTION PERCENTAGE:

            ANNUAL REDEMPTION PERCENTAGE REDUCTION:

REPAYMENT:
        [ ]    NO
        [ ]    YES

            OPTIONAL REPAYMENT DATE(S):

STATED MATURITY DATE:

INITIAL INTEREST RATE:

INTEREST RESET DATES:

INTEREST PAYMENT DATES:

RECORD DATE:

FIXED RATE COMMENCEMENT DATE:

FIXED INTEREST RATE:

CALCULATION AGENT:

OTHER/ADDITIONAL TERMS:

        COUNTRYWIDE HOME LOANS, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to _________________________________ _________, or registered assignees, the principal sum of _______________________
________ ($_____________) on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other place or places as may be provided for pursuant to the Indenture referred to below, and to pay interest in arrears at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date specified above until the first Interest Reset Date specified above following the Original Issue Date and thereafter, except as specified herein, at a rate determined in accordance with the provisions below under the heading "Determination of CD Rate," "Determination of CMT Rate," "Determination of Commercial Paper Rate," "Determination of Eleventh District Cost of Funds Rate," "Determination of Federal Funds Rate," "Determination of LIBOR," "Determination of Prime Rate," or "Determination of Treasury Rate" depending upon whether an applicable Base Rate specified is the CD Rate, the CMT Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR, the Prime Rate or the Treasury Rate, respectively, until the principal hereof becomes due and payable. The Company will pay interest on the Interest Payment Dates specified above (each, an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date or, if applicable, any date of earlier redemption (the "Redemption Date") or repayment (the "Repayment Date") (the earliest of the Stated Maturity Date, the Redemption Date and the Repayment Date is hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that if an Interest Payment Date other than the Maturity Date would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next Business Day, except that if interest hereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, further, that if the Maturity Date falls on a day that is not a Business Day, payment of principal, premium, if any, and/or interest to be made on the Maturity Date shall be made on the next Business Day with the same force and effect as if made on the Maturity Date, and no interest on such payment shall accrue to the next Business Day. For purposes of this Note, "Business Day" means (A) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York or Los Angeles, California; provided, however, if the Specified Currency specified above is other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) (or if the Specified Currency is Euro, such day is also not a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is closed), and (B) if interest hereon is determined by reference to LIBOR, such day is also a London Banking Day (as defined below). "Principal Financial Center" means the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan, London (solely in the case of the LIBOR Currency (as defined below)), Johannesburg and Zurich, respectively. "London Banking Day" means any day on which banking institutions are open for business (including dealings in the LIBOR Currency) in London.

        Unless otherwise specified above, the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom principal is payable. Unless otherwise specified above, if this Note is originally issued between a Record Date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next Record Date to the Holder hereof on such next Record Date.

        Unless otherwise specified above, payment of the principal of, premium, if any, and interest on, this Note due on the Maturity Date will be made in immediately available funds in the Specified Currency, upon presentation and surrender of this Note at the Corporate Trust Office of the Trustee. If the Specified Currency is other than U.S. dollars, this Note must be presented and surrendered to the Trustee referred to below in time for the Trustee to make such payment in accordance with its normal procedures.

        Unless otherwise specified above, payment of interest on this Note due on any Interest Payment Date other than the Maturity Date will be made by mailing a check in the Specified Currency (from an account at a bank located outside the United States if such check is payable in a Specified Currency other than U.S. dollars) to the address of the Holder hereof as such address shall appear in the Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, on any Interest Payment Date other than the Maturity Date, each Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes (whether or not having identical terms and provisions) shall be entitled: (i) if the Specified Currency is U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than the Record Date immediately preceding such Interest Payment Date and (ii) if the Specified Currency is other than U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in a jurisdiction in which payment in such Specified Currency is then lawful. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer; provided, however, that any tax, assessment or other governmental charge imposed upon payments shall be borne by the Holder hereby in respect of which payments are made.

        All payments of principal, premium, if any, and interest, in respect of this Note will be made by the Company in the Specified Currency; provided, however, that if the Specified Currency specified above is other than U.S. dollars, the Holder hereof may, if indicated above under "Option to Receive Payment in U.S. Dollars," elect to receive all payments of principal, premium, if any, and/or interest in respect of this Note in U.S. dollars by delivering a written request to the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be. Upon such election by the Holder hereof, the Company shall tender payment in U.S. dollars at the Exchange Rate (as defined below), and any costs associated with the conversion of the Specified Currency into U.S. dollars shall be borne by the Holder hereof through deductions from such payments. The Holder's election to receive payments in U.S. dollars will remain in effect until revoked by written notice from the Holder to the Trustee, provided that any such revocation must be received by the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be.

        Unless otherwise specified above or elsewhere herein, "Exchange Rate" means, with respect to a Specified Currency, the noon dollar buying rate for such Specified Currency for cable transfers quoted by the Exchange Rate Agent specified above in The City of New York on the Record Date or Special Record Date (as defined below) or the fifteenth day immediately preceding the Maturity Date or such other date provided herein or in the Indenture, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York.

        If any payment of principal of, premium, if any, or interest on this
Note is to be made in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the Exchange Rate referred to below two Business Days prior to the Interest Payment Date or the Maturity Date, as the case may be (or, if no rate is quoted for such Specified Currency on such date, the last date such Exchange Rate is quoted). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. For purposes of this paragraph and the immediately succeeding paragraph, the "Exchange Rate" for a foreign currency will be the noon dollar selling rate for that foreign currency for cable transfers quoted by the Exchange Rate Agent in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

        All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Exchange Rate Agent shall have no liability therefor.

        Any interest not punctually paid or duly provided for with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder of this Note on the applicable Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely provided in the Indenture.

        This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (collectively, the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of [___________], 2001, as amended, supplemented or modified from time to time (the "Indenture"), among the Company, the Guarantor (as defined below), and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. The Debt Securities may be issued in one or more series, which different series (and which Debt Securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates or formulas, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as provided in the Indenture. This Note is one of a series designated as "Medium-Term Notes, Series K, Due Nine Months or More From Date of Issue" of the Company (collectively, the "Notes"), limited in aggregate issue amount to U.S.$7,000,000,000 or the equivalent thereof in one or more Specified Currencies other than U.S. dollars.

        The interest payable hereon on each Interest Payment Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Original Issue Date, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if an applicable Base Rate is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate or by the actual number of days in the year if an applicable Base Rate is the CMT Rate or the Treasury Rate. If more than one Base Rate is applicable to this Note, the interest factor will be calculated in the same manner as if only the Base Rate specified above under "Interest Factor Convention" applied.

        This Note will bear interest at the rate determined in accordance with the provisions set forth below by reference to the applicable Base Rate, or the lowest, highest or average of two or more Base Rates, as specified above, based on the Index Maturity, if any, specified above (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, in each case specified above. Commencing with the first Interest Reset Date specified above, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) if a Fixed Rate Commencement Date is specified above, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is specified above, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

        Except as set forth in the immediately preceding paragraph, the interest rate applicable to an Interest Reset Period (as defined below) commencing on the related Interest Reset Date will be determined by reference to the applicable Base Rate as of the particular "Interest Determination Date", which will be (i) with respect to the Federal Funds Rate and the Prime Rate, the Business Day immediately preceding the related Interest Reset Date; (ii) with respect to the CD Rate, the CMT Rate and the Commercial Paper Rate, the second Business Day preceding the related Interest Reset Date; (iii) with respect to the Eleventh District Cost of Funds Rate, the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined below); (iv) with respect to LIBOR, the second London Banking Day preceding the related Interest Reset Date; and (v) with respect to the Treasury Rate, the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday. The "Interest Reset Period" is the period between Interest Reset Dates. If interest hereon is determined by reference to two or more Base Rates, the "Interest Determination Date" means the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

        If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next Business Day, except that if interest hereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

        Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

        Subject to applicable provisions of law and except as specified herein, on each applicable Interest Reset Date the rate of interest will be calculated by the Calculation Agent specified below in accordance with the provisions of the applicable heading below.

        Unless otherwise specified above, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all amounts used in or resulting from such calculation on this Note will be rounded, in the case of U.S. dollars, to the nearest cent (with one-half cent being rounded upward) or, in the case of a Specified Currency other than U.S. dollars, to the nearest unit (with one-half unit being rounded upward).

        Determination of CD Rate. If an applicable Base Rate is the CD Rate, "CD Rate" for each applicable Interest Reset Date will be:

        (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in H.15(519) (as defined below) under the caption "CDs (secondary market)", or

        (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

        (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time, or

        (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        Determination of CMT Rate. If an applicable Base Rate is the CMT Rate, "CMT Rate" for each applicable Interest Reset Date will be:

        (1)    if CMT Telerate Page 7051 is specified above:

                      (a) the percentage equal to the yield for United States
               Treasury securities at "constant maturity" having the Index Maturity specified above as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Telerate Page 7051"), for the particular Interest Determination Date, or

                      (b) if the rate referred to in clause (a) does not so
               appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities", or

                      (c) if the rate referred to in clause (b) does not so
               appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

                      (d) if the rate referred to in clause (c) is not so
               published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (e) if fewer than five but more than two of the prices
               referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                      (f) if fewer than three prices referred to in clause (d)
               are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                      (g) if fewer than five but more than two prices referred
               to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

                      (h) if fewer than three prices referred to in clause (f)
               are provided as requested, the CMT Rate in effect on the particular Interest Determination Date.

        (2)    if CMT Telerate Page 7052 is specified above:

                          (a) the percentage equal to the one-week or one-month,
               as specified above, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified above as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Bridge Telerate, Inc. (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                          (b) if the rate referred to in clause (a) does not so
               appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities," or

                          (c) if the rate referred to in clause (b) does not so
               appear in H.15(519), the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls, or

                          (d) if the rate referred to in clause (c) is not so
               published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

                          (e) if fewer than five but more than two of the prices
               referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

                          (f) if fewer than three prices referred to in clause
               (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

                          (g) if fewer than five but more than two prices
               referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

                          (h) if fewer than three prices referred to in clause
               (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

               If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

               Determination of Commercial Paper Rate. If an applicable Base Rate is the Commercial Paper Rate, "Commercial Paper Rate" for each applicable Interest Reset Date will be:

        (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified above as published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

        (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

        (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization, or

        (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

               "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:


                                          D x 360
                 Money Market Yield = --------------- x  100
                                        360-(D x M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

               Determination of Eleventh District Cost of Funds Rate. If an applicable Base Rate is the Eleventh District Cost of Funds Rate, "Eleventh District Cost of Funds Rate" for each applicable Interest Reset Date will be:

        (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular Interest Determination Date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc. (or any successor service) on page 7058 (or any other page as may replace the specified page on that service) ("Telerate Page 7058") as of 11:00 A.M., San Francisco time, on that Interest Determination Date, or

        (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Index") by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that Interest Determination Date, or

        (3) if the Federal Home Loan Bank of San Francisco fails to announce the Index on or prior to the particular Interest Determination Date for the calendar month immediately preceding that Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the particular Interest Determination Date.

               Determination of Federal Funds Rate. If an applicable Base Rate is the Federal Funds Rate, "Federal Funds Rate" for each applicable Interest Reset Date will be:

        (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Telerate Page 120"), or

        (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)", or

        (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date, or

        (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

               Determination of LIBOR. If an applicable Base Rate is LIBOR, "LIBOR" for each applicable Interest Reset Date will be:

        (1) if "LIBOR Telerate" is specified above or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified above, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

        (2) if "LIBOR Reuters" is specified above, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date, or

        (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents) in that Principal Financial Center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time, or

        (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

               "LIBOR Currency" means the currency specified above as to which LIBOR shall be calculated or, if no currency is specified above, United States dollars.

               "LIBOR Page" means either:

        o if "LIBOR Reuters" is specified above, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified above (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

        o if "LIBOR Telerate" is specified above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified above as the method for calculating LIBOR, the display on Bridge Telerate, Inc. (or any successor service) on the page specified above (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

               Determination of Prime Rate. If an applicable Base Rate is the Prime Rate, "Prime Rate" for each applicable Interest Reset Date will be:

        (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan", or

        (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan", or

        (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date, or

        (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent, or

        (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

               "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

               Determination of Treasury Rate. If an applicable Base Rate is the Treasury Rate, "Treasury Rate" for each applicable Interest Reset Date will be:

        (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc. (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Telerate Page 57"), or

        (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High", or

        (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

        (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

        (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above, or

        (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

               "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:


                                          D x N
              Bond Equivalent Yield = ----------------- x  100
                                        360-(D x M)


where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

        The Bank of New York shall be the Calculation Agent, unless a different Calculation Agent is specified above. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

        The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the 10th calendar day after such Interest Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.

        If an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof (or, if this
Note is an Original Issue Discount Security (as defined below), the Amortized Face Amount (as defined below)) and accrued but unpaid interest (or, if this
Note is an Original Issue Discount Security, any accrued but unpaid interest but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Internal
Revenue Code of 1986, as amended (the "Code"), as in effect on          [ ],
2001) hereon, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Debt Security affected thereby: (i) except as otherwise permitted in the Indenture in connection with Debt Securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, any such Debt Security; (ii) reduce the principal amount of any such Debt Security or, except as otherwise permitted in the Indenture in connection with Debt Securities for which the interest rate may be reset, the interest thereon or any premium payable upon the redemption or repayment thereof; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (iv) adversely affect any right of repayment at the option of the Holder of any such Debt Security; (v) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security;
(vi) change any Place of Payment, or the currency or currency unit of the payment of the principal of, premium, if any, or interest on any Debt Security;
(vii) change or eliminate certain rights of Holders to receive payment in a designated currency; (viii) impair the right to institute suit for the enforcement of any required payment on or with respect to any Debt Security;
(ix) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (x) modify certain other provisions of the Indenture; or (xi) modify or affect in any manner adverse to the Holders the terms and the conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal of, or premium, if any, or interest on, the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may on behalf of the Holders of all of the Debt Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of such series or in respect of certain other covenants or provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

        The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities, in which case the Company shall be released from its liability as obligor on the Debt Securities.

        No reference herein to the Indenture and no reference to any provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

        The Notes are issuable in registered form without coupons in the minimum denomination of U.S.$1,000, or the equivalent thereof in the Specified Currency (if other than U.S. dollars), and in integral multiples of U.S.$1,000 in excess thereof, or the equivalent thereof in such Specified Currency, or such other Minimum Denomination as specified on the face hereof. Notes may be exchanged by the Holder hereof, without charge except for any tax, assessment or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office of the Trustee.

        If this Note is subject to Optional Redemption as specified above, the Company may at its option, redeem this Note in whole or, from time to time, in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be not less than the minimum denomination, as described above) on or after the Initial Redemption Date specified above at the sum of (i) 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Note is an Original Issue Discount Security, 100% of the Amortized Face Amount, or portion thereof redeemed, determined as of the Redemption Date as provided below), plus (ii) the Initial Redemption Percentage specified above (as adjusted for the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount or the portion thereof redeemed (or, if this Note is an Original Issue Discount Security, the Issue Price specified above, net of any portion of such Issue Price which has been deemed paid prior to redemption (by reason of any payments, other than a payment of qualified stated interest, in excess of the original issue discount accrued to the date of such payment), or the portion of such Issue Price (or such net amount) proportionate to the portion of the unpaid principal amount of the Note redeemed), plus (iii) accrued but unpaid interest to the Redemption Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Redemption Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code). Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified above, until the Initial Redemption Percentage equals zero percent. The Company may exercise such option by causing the Trustee to mail a notice of such redemption to the Holder hereof not less than 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

        An "Original Issue Discount Security" means any Note that has been issued at an Issue Price lower, by an amount that equals or exceeds a de minimis amount (as determined under United States

Federal income tax rules applicable to original issue discount instruments), than the principal amount thereof. If this Note is an Original Issue Discount Note, the "Amortized Face Amount" of this Note shall be the amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price of this Note) which shall theretofore have accrued pursuant to
Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date of this Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid on this Note from the Original Issue Date to the date of determination. If this Note is an Original Discount Security, the amount payable in the event of acceleration of the maturity hereof shall be the Amortized Face Amount, plus accrued but unpaid qualified stated interest as defined in clause (iii) of the first sentence of the preceding paragraph.

        If this Note is subject to Optional Repayment as specified above, the Holder hereof may at its option require the Company to repay this Note in whole or from time to time in part in increments of U.S.$1,000 or the minimum denomination specified above (provided that any remaining principal amount hereof shall not be less than the minimum denomination, as described above) on any Optional Repayment Date specified above at the sum of (i) 100% of the unpaid principal amount hereof or the portion thereof to be repaid (or if this Note is an Original Issue Discount Security, 100% of the Amortized Face Amount, or portion thereof to be repaid, determined as of the Repayment Date), plus (ii) accrued but unpaid interest to the Repayment Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Repayment Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code). In order for this Note to be repaid, this Note must be received, together with the form entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders of the Notes) not more than 60 nor less than 30 days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable, except as otherwise provided above.

        Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Holder hereof as the owner of this Note, for the purpose of receiving payment of the principal hereof and premium, if any, and interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent of the Company, the Guarantor, or the Trustee shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present, or future, of the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        All terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

        The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

        IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Date:                                    COUNTRYWIDE HOME LOANS, INC.
               [SEAL]

                                         By:
                                           -------------------------------------
                                           President and Chief Executive Officer

Attest:
       --------------------------------
                  Secretary

                                    GUARANTEE

                                       OF

                       COUNTRYWIDE CREDIT INDUSTRIES, INC.

        For value received, Countrywide Credit Industries, Inc., a corporation duly organized and existing under the laws of Delaware (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, and interest on, and sinking fund payments, if any, required with respect to said Note, when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Countrywide Home Loans, Inc. (the "Company") punctually to pay any such principal, premium, interest, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment, or otherwise, and as if such payment were made by the Company.

        The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or said Indenture, any failure to enforce the provisions of said Note or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Note or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, or any sinking fund payment required with respect to, said Note and the complete performance of all other obligations contained in said Note.

        The Guarantor shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest on, and any sinking fund payments required with respect to, all Notes of this series issued under said Indenture shall have been paid in full and its other obligations under said Indenture completed.

        The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

        This Guarantee as endorsed on said Note shall not be entitled to any benefit under said Indenture or become valid or obligatory for any purpose until the certificate of authentication on said Note shall have been signed manually by or on behalf of the Trustee under said Indenture.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

        IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.

                                          COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                          By:
                                             -----------------------------------
                                              Chairman, Chief Executive Officer
                                                        and President

Attest:
        ---------------------------------
                   Secretary

                          CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                          as Trustee

Date:                                     By:
                                             -----------------------------------
                                                    Authorized Signatory

                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably requests and instructs the Company to repay this Note, or portion thereof specified below, in accordance with the terms of this Note at a price equal to the principal amount hereof, or portion thereof to be repaid (or, if this Note is an Original Issue Discount Security, the Amortized Face Amount, or portion thereof to be repaid, determined as of the Repayment Date), together with accrued but unpaid interest to the Repayment Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Repayment Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation
Section 1.1273-1(c) under the Code), by payment to the undersigned at
________________________________________________________________________________
________________________________________________________________________________

        (Please print or typewrite name and address, including zip code, of the undersigned).

        In order for this Note to be repaid, the Trustee must receive at its Corporate Trust Office at 101 Barclay Street, New York, New York 10286, or at such other place or places of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the Repayment Date, this Note with this Option to Elect Repayment form duly completed.

        If less than the entire principal amount, or Amortized Face Amount, as applicable, of this Note is to be repaid, specify the portion thereof (which shall be in increments of U.S.$1,000 or other increments specified above) to be repaid: ______________.

        If less than the entire principal amount, or Amortized Face Amount, as applicable, of this Note is to be repaid, specify the denomination(s) of the Note(s) to be issued for the unpaid amount (which shall be U.S.$1,000 or increments of U.S.$1,000 in excess thereof, or such other minimum denomination specified above):______________.

Date:

                                    --------------------------------------------
                                    Note: The signature on this Option to Elect
                                    Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.

                                   ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

--------------------------------------------------------------------------------
Please Print or Typewrite Name and Address Including Zip Code of Assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _____________________   Signature:_______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.